UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2008

SMF ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-21825	65-0707824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 W. Cypress Creek Rd., Suite 400	Fort Lauderdale, Florida	33309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (954) 308-4200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

SMF Energy Corporation (the “Company”) and its subsidiaries, SMF Services, Inc. and H & W Petroleum Company, are borrowers under a Loan and Security Agreement (the “Loan Agreement”) dated September 26, 2002. The primary lender under the Loan Agreement, as amended, is Wachovia Bank, N.A. (the “Bank”). By a letter dated August 15, 2008 (the “Consent Letter”), the Bank consented to (i) the issuance of additional shares of one or more new series of convertible preferred stock; (ii) the issuance of up to $1,000,000 in shares of the new series, including the exchange by the Company of no more than an aggregate of $250,000 in principal amount of the Company’s August 15, 2007 Senior Secured Convertible Promissory Notes, together with some or all of the accrued but unpaid interest thereon, for shares of the new series.

Also on August 15, 2008, as permitted by the Consent Letter, the Company issued, in a private offering, $148,850 in equity securities (the “Offering”), consisting of 229 shares of Series C Convertible Preferred Stock, $0.01 par value, at a price of $650 per share (the “Series C Preferred Stock”).

Each share of Series C Preferred Stock is convertible into 1,000 shares of the Company’s common stock at a price per share of $0.65 per share, which is greater than the $0.485 closing price of the Company’s common stock on August 14, 2008.

The Company has agreed to use its best efforts to register the shares of the Company’s common stock into which the Series C Preferred Stock may be converted under the Securities Act of 1933, as amended (the “Act”).

The offer and sale of the Series C Preferred Stock and the underlying shares of the Company’s common stock into which the Series C Preferred Stock are convertible are exempt from registration under the Act as a private offering to “accredited investors” under Sections 4(2) and 4(6) of the Act and Regulation D promulgated thereunder.

The information provided in Item 5.03 of this Current Report on Form 8-K regarding the terms of conversion of the Series C Preferred Stock is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders

The provisions of Item 5.03 are incorporated by reference in this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Company will file with the Secretary of State of Delaware a Certificate of Designation of Series C Convertible Preferred Stock (the “Certificate”). The Certificate authorizes the issuance of up to 2,000 shares of Series C Preferred Stock, which has such rights, qualifications, limitations and restrictions as are set forth in the Certificate and described below.

Ranking. The Series C Preferred Stock ranks senior to the common stock, $0.01 par value (the “Common Stock”) of the Company and on a parity with the holders of any other series of preferred stock as to the payment of dividends and distribution of assets.

Liquidation Preference. Upon liquidation, dissolution or winding up of the Company, holders of Series C Preferred Stock are entitled to be paid out of the assets of the Company an amount per share of Series C Preferred Stock equal to the greater of: (i) the original issue price of the Series C Preferred Stock, plus all accumulated but unpaid dividends; or (ii) the fair market value of the Series C Preferred Stock on an as-converted to Common Stock basis, plus all accumulated but unpaid dividends.

Voting. Each holder of Series C Preferred Stock is entitled to one vote per share at each meeting of stockholders of the Company with respect to any and all matters presented to the stockholders of the Company.

Dividends. Dividends will be paid on the Series C Preferred Stock when, as and if declared by the Board of Directors, but only out of funds that are legally available therefor, in quarterly cash dividends at the rate of eighteen percent (18%) per annum of the sum of the Series C Original Issue Price of $650 per share, provided, however, that if the Company reports in an SEC filing that it has achieved positive Earning Before Interest, Taxes, Depreciation and Amortization for two consecutive fiscal quarters, the quarterly cash dividend shall be changed from eighteen percent (18%) per annum to twelve percent (12%) per annum of the sum of the Series C Original Issue Price effective two weeks after notice of such change is transmitted to holders of the Series C Preferred Stock.

Conversion. Each share of Series C Preferred Stock is currently convertible, at the option of the holder, into 1,000 shares of Common Stock based on a conversion price equal to $0.65 per share of Common Stock (the “Series C Conversion Price”). The Series C Conversion Price is subject to adjustment for stock dividends, stock splits and other similar recapitalization events.

In addition, each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock, based on the then-effective Series C Conversion Price, (A) if the closing price of the Common Stock as reported on the Nasdaq Capital Stock Market (or on such other public securities trading market, such as the OTC Bulletin Board, as then constitutes the primary trading market for the Common Stock) is equal to or greater than two times the Series C Conversion Price then in effect (the “Series C Automatic Conversion Price”), for a period of twenty (20) consecutive business days, or (B) at any time upon the affirmative election of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the Series C Preferred Stock, or (C) upon the earliest to occur of (x) the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least two times the Series C Automatic Conversion Price and (ii) the cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least ten million dollars ($10,000,000).

The foregoing summary of the terms of the Certificate is subject to, and qualified in its entirety, by the Certificate of Designation of Series C Convertible Preferred Stock, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series C Convertible Preferred Stock

10.1	Form of Securities Purchase Agreement

99.1	Consent Letter from Wachovia Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2008	SMF ENERGY CORPORATION

	By:	/s/ Richard E. Gathright
Richard E. Gathright, Chief Executive Officer and President

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
3.1	Certificate of Designation of Series C Convertible Preferred Stock
10.1	Form of Securities Purchase Agreement
99.1	Consent Letter from Wachovia Bank, N.A.